                                                                    EXHIBIT 10.4
                                                                    ------------

                         VEHICLE MAINTENANCE AGREEMENT
                         -----------------------------


          THIS VEHICLE MAINTENANCE AGREEMENT is entered into as of the 17th day of October, 1996 between Ryder TRS, Inc. (f/k/a RCTR Holdings, Inc.), with its principal place of business at 8669 N.W. 36th Street, Miami, Florida 33166 ("TRS") and Ryder Truck Rental, Inc., with its principal place of business at 3600 N.W. 82nd Avenue, Miami, Florida 33166 ("Ryder").

          WHEREAS, Ryder and TRS are parties to an Asset Purchase Agreement dated September 19, 1996 (the "Asset Purchase Agreement") under which TRS is purchasing from Ryder certain assets and businesses of Ryder's Consumer Truck Rental division and under which RCTR, Inc., a wholly owned subsidiary of TRS, is purchasing certain motor vehicles, car carriers and tow dollies from Ryder (the "Purchased Vehicles"); and

          WHEREAS, the motor vehicles, car carriers and tow dollies involved in the business of TRS are owned by RCTR, Inc., a wholly owned subsidiary of TRS, and in the future are likely to continue to be owned by RCTR, Inc. or another third party (in either case, "RCTR"); and

          WHEREAS, TRS desires to hire Ryder to perform inspections, maintenance, repairs, and other related services on and to the Purchased Vehicles in accordance with the terms and condition contained herein; and

          WHEREAS, TRS also desires to hire Ryder to perform inspections, maintenance, repairs, and other related services on and to other motor vehicles having technology the same as or comparable to the Purchased Vehicles (excluding, for example, vehicles powered by alternative fuel, such as propane) which it may from time to time own or lease for use in its truck rental business ("Comparable Vehicles") in accordance with the terms and conditions contained herein. The Purchased Vehicles and Comparable Vehicles shall be referred to collectively in this Agreement as the "Vehicles"; and

          NOW, THEREFORE, in consideration of the rights and obligations set forth herein and in the Asset Purchase Agreement, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS; GENERAL EXPECTATIONS OF QUALITY SERVICE

For the purposes of this Agreement, capitalized terms which are not otherwise defined herein shall have the meanings set forth in Schedule 1 attached hereto and incorporated by reference herein.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          Ryder will apply (a) the same work standards, except as otherwise set forth herein, to Repairs and other work accomplished under Section 2 hereunder, as Ryder applies to similar work done on its own light commercial vehicles and
(b) Allocation Standards, as between TRS and its own light commercial vehicles which treat TRS equitably in the allocation of services required hereunder. The foregoing sentence is a statement of general applicability to each category of service in the aggregate, and shall not be deemed a measurement of any one instance of performance/nonperformance apart from other performances/nonperformances of similar services.

2.   TERM; REPAIRS TO BE PERFORMED; FORECASTING

          A.   REPAIRS TO BE PERFORMED BY RYDER.  Ryder agrees to perform the
               --------------------------------
inspections, maintenance and repairs requested by TRS on and to the Vehicles designated by TRS ("Repair(s)") in accordance with the terms and conditions contained in this Agreement. Ryder shall have no obligation to inspect, repair or maintain (or perform any other services under this Agreement with respect to) any motor vehicle or equipment other than a Vehicle.

          TRS covenants that it has all necessary authorized from RCTR to allow Ryder to perform all Repairs hereunder. Ryder shall have no duty to inquire of TRS whether such authorizations have been obtained. Ryder may rely upon TRS' covenant in the first sentence of this paragraph. If, however, Ryder at any time has reason to doubt that any such necessary authorization has not been obtained, Ryder shall not be obligated to perform any duty hereunder to which the authorization relates, until such authorization shall have been obtained and evidence of such, reasonably satisfactory to Ryder, has been delivered to Ryder. Failure to obtain such authorization shall not relieve TRS of any duty which it has to Ryder hereunder.

               (i)  Mechanics.  All Repairs shall be performed by competent
                    ---------
mechanics.

               (ii) Parts.  Except for tire casings, which will remain TRS's
                    -----
property, as described in the next paragraph, all parts permanently removed from the Vehicles during the performance of the Repairs will become Ryder's property; provided, however, that Ryder shall, consistent with current
          --------  -------
practices, attempt to obtain, and shall pass through to TRS: (a) any cost savings from the Vehicle manufacturer resulting from the delivery of the removed parts as part of any warranty claim, (b) any monetary discounts to the purchase price of replacement parts attributable to the salvage value of the removed parts, and (c) any other salvage value realized by Ryder which is readily identifiable, and trackable under Ryder's current business practices, to TRS's parts. Ryder will not give tire casing

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

credits to TRS for tires removed from Vehicles, but upon TRS's request Ryder will make available at Repair Facilities, for pick-up by Bandag, Inc. or another designated representative of TRS, the tire casings Ryder removes from Vehicles due to damage or a condition of being worn beyond limits. It is not Ryder's intention to store the casings other than temporarily, for pick up no less frequently than weekly.

          TRS will determine whether to recap the tire casings, and shall arrange and pay for any recapping, with any recapper, it determines to do.
Ryder and TRS shall in good faith develop a program to allow TRS to benefit from use of those recaps, when appropriate, if Ryder needs to put replacement tires onto a Vehicle during the course of Repairs.

               (iii) Emergency Road Service.  TRS shall be responsible for
                     ----------------------
arranging for towing, emergency road service and road side assistance of and for the Vehicles. If TRS requests and Ryder agrees to perform these services from time to time, the hours expended in performance shall be considered Repair Hours hereunder.

               (iv)  Vehicle Washing. At TRS's request, Ryder will wash the
                     ---------------
exterior, interior cab, and cargo compartment interior, of Vehicles during the time the Vehicles are at a Repair Facility being serviced under this Agreement, if the Repair Facility is properly equipped to perform Vehicle washing.

               (v)   Scheduling and Authorizing Repairs. TRS and Ryder shall
                     ----------------------------------
schedule and authorize Repairs through Shop Management Agreements generated by Ryder's FIS "Ryder First" computer software, the use of which shall be exclusively governed by a separate written Software License Agreement between Ryder and TRS dated of even date herewith, and via telephone communications between the parties' respective maintenance representatives. TRS and each Ryder District will determine the Repair Facility where each Repair will be performed.

          Within * of receipt of a Vehicle from TRS, Ryder will provide TRS with the estimated date for completion of the Repairs. If it is later determined that the repair completion date will not be met, Ryder will advise TRS as early as reasonably possible. Ryder will use all reasonable efforts, consistent with its undertaking in the second paragraph of Section 1 above, to perform the Repairs in compliance with the time standards then-established by Ryder's Shop Management System. If TRS and Ryder both own the same type of vehicle, determination of the time standard for the same type of repair of any one of those vehicles will not vary due to the fact that TRS, not Ryder, owns the Vehicle.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          If after commencing performance of a Repair, Ryder determines that the actual labor hours required to complete the Repair exceed the number of labor hours prescribed by Ryder's Shop Management System or determines that a different or "follow up" Repair is required, then Ryder shall be authorized to complete the work without contacting TRS if the labor hour excess is not more than twenty percent (20%) or the cost of the different or "follow-up" Repair is not more than $1,000; provided, however, that such latitude shall be reduced to the extent, if any, that the Repair Facility has less latitude to perform repairs on Ryder's own trucks without approval of the applicable Ryder district. If the labor hour excess is more than twenty percent or the cost of the different or "follow-up" Repair is more than $1,000 or such lower amount as is established under the above proviso, then Ryder shall provide TRS with a revised estimate of the labor hours required to complete the Repair and shall obtain TRS's approval to complete such Repair. In the event that TRS refuses to authorize completion of the Repair, then Ryder shall terminate performance of the Repair and shall invoice TRS only for the labor and parts provided by Ryder prior to such termination. Except in the event of early termination of the Repair, Ryder will complete all "follow-up" items on the Vehicles before they are released to TRS, unless TRS advises otherwise.

               (vi)   Vehicle Delivery and Retrieval.  TRS shall be solely and
                      ------------------------------
exclusively responsible for the transportation of all Vehicles to the designated Repair Facility at the designated time for the performance of the Repairs and for the retrieval of such Vehicles from that Repair Facility upon completion of the Repairs. Ryder's obligation to perform the Repairs and to meet its volume commitments to Repair shall be conditioned on TRS's delivery of the Vehicles to the designated Repair Facility at the designated time. Upon completion of the Repairs, Ryder shall advise TRS's designated representative that the Vehicles are available for retrieval by TRS.

          Notwithstanding the previous paragraph, Ryder may from time to time pick up and deliver Vehicles upon TRS request.

               (vii) Ryder will use its Shop Management System to generate Repair agreements covering each Repair ("shop agreements") at all Ryder Locations which have that System (the "System"). The terms of those shop agreements shall be subject to this Agreement; any conflict between any such agreement and this Agreement will be resolved in favor of this Agreement. The following provisions of this clause (vii) will apply to use of the System.

          Ryder agrees to open a new shop agreement in the System for follow-up Repair after close out of the agreement covering

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the preventive maintenance inspection in which the need for the follow-up Repair was determined.

          If the shop agreement has not already been opened prior to receipt of the Vehicle at the Repair Facility, then Ryder will open the shop agreement no later than the end of the day the Vehicle arrives at the Repair Facility, assuming arrival to be at least one hour prior to the end of normal business hours at that Facility. If the Vehicle is received thereafter, Ryder will open the shop agreement no later than a reasonable time after start of business at the Repair Facility the next business day. The shop agreement will be closed out no later than the end of the day on which the Repair is completed.

          (viii) Ryder will use good faith efforts consistent with its undertaking in the second paragraph of Section 1 above, to advise TRS within * if Ryder discovers that it will not meet the completion date for a Repair which is estimated in the shop agreement.

          As a part of the forecasting process described in Section 2C. below, at TRS's request the parties will agree upon targeted average, time-out-of-service maximums for certain identified Repair processes carried out by the Ryder district. Ryder will use good faith efforts to meet those targets.

          B.   TERM OF COMMITMENT TO REPAIR; FLEXIBILITY.
               -----------------------------------------

               (i) Term; Commitment to Repair. This Agreement shall continue and
                   --------------------------
remain in full force and effect until terminated by either party in accordance with the terms hereof (the "Term").

          Subject to clauses (ii), (iii) and (iv) below, the parties agree that during each year after 1996, TRS will order from Ryder, and Ryder will deliver to TRS, Repairs on Vehicles under this Agreement comprising at least the Minimum Annual Labor Hours. "Minimum Annual Labor Hours" shall mean * Repair Hours. In the remainder of 1996 following Closing, TRS will order from Ryder, and Ryder will deliver to TRS, Repairs on Vehicles under this Agreement comprising at least * Repair Hours in October (prorated for any portion of such month preceding the Closing), * Repair Hours in November and * Repair Hours in December.

               (ii) If it is determined by the parties that the number of Repair Hours incurred by Ryder in a given year to accomplish road calls is less than * , then the Minimum Annual Labor Hours shall be adjusted to reflect such reduction.

          Ryder agrees to perform the Repairs at the Repair Facilities, subject to each parties' right to withdraw Repair

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Facilities upon Required Notice to the extent allowable under clause (iii) below.

               (iii) Flexibility. In order to allow management flexibility for
                     -----------
each party, Ryder and TRS shall each have the unilateral right within each calendar year to remove Repair Facilities as providers of Repairs, or substantially reduce the volume of Repairs at Repair Facilities, to an aggregate annualized effect of the following number of Repair Hours:

                  1997 - 10% of Minimum Annual Labor Hours
                  1998 and each
                    subsequent year - 20% of Minimum Annual Labor
                    Hours

          These numbers are not cumulative. A party may, for example, flex down by removing, or reducing volume at, Repair Facilities to the extent of * hours in 1997, another * hours in 1998 and another * hours in 1999 (in each case assuming no other adjustment to Minimum Labor Hours is applicable pursuant to clause B(ii) and B(iv) of this Section. The other party may or may not flex down by removing, or reducing volume at, the same or other Repair Facilities to the same extent.

          The "annualized effect" of removal of a Repair Facility as a provider of Repairs shall be determined by adding the number of Repair Hours projected for that Repair Facility pursuant to the latest forecast done under Section 2C below to the number of Repair Hours actually incurred by that Repair Facility in such number of previous months as, combined with the months in the forecast, equals twelve. The parties' rights under this Section are not intended to alter Required Notice. The calculations described in this Section are not meant to include temporary monthly changes in volume between Repair Facilities which are agreed between the parties during the forecasting process described in Paragraph C below.

               (iv) For purposes of this paragraph, a Repair Facility shall be considered to be an "Unacceptable Facility" if it would be in Material Breach of this Agreement were such definition under Section 13 A.(ii) hereof applied to it and its services performed hereunder instead of to Ryder and Ryder's services performed hereunder. If TRS wishes to remove Unacceptable Facilities as providers of Repairs hereunder, then Newco shall have the right to remove such Repair Facilities under the provisions of clause (iii) above upon only ten days further prior written notice of termination in lieu of Required Notice. If, however, the aggregate annualized effect of removal of all Unacceptable Facilities together with any other removals effected under clause (iii) above would exceed 10% of Minimum Annual Labor Hours in 1997 or 20% of Minimum Annual Labor Hours in any year thereafter (the "Threshold"), then Newco may nevertheless remove

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

as providers of Repairs hereunder, upon only ten (10) days further prior written notice of termination in lieu of Required Notice, those Repair Facilities whose removal constitutes an aggregate annualized effect of more than the Threshold, provided that TRS first meets with Seller's Vice President, Maintenance, to explain its reasons for seeking removal, and gives reasonable consideration to such improvement program as he may offer that Ryder is willing to undertake to prevent the removals. If TRS concludes that a Repair Facility either is, or is imminently about to become, an Unacceptable Facility and intends to notify Ryder of its election to remove or reduce volume at such Repair Facility, but has not done so, then in connection with its next request to exercise its unilateral right to remove Repair Facilities pursuant to clause (iii) above, it will include in such requested removal any such Repair Facilities.

          C.   FORECASTING; LABOR HOUR QUOTA.  Throughout the Term, TRS's and
               -----------------------------
Ryder's respective maintenance representatives shall conduct periodic discussions and reach written agreement as to the forecasted allocation of the Minimum Annual Labor Hours amongst the Ryder Districts and Repair Facilities for each month of the Term. The number of monthly labor hours so allocated to each individual Ryder District or Repair Facility pursuant to the parties' written agreement shall be referred to in this Agreement as a "Labor Hour Quota." Ryder and TRS will each use good faith efforts to meet the Labor Hour Quotas.

3.   FUEL

          At TRS's request, Ryder will provide fuel for the Vehicles, either from the Repair Facilities which dispense that type of fuel, or, if the Repair Facility does not dispense that type of fuel, from offsite. * The charge for fuel will vary over time and will be billed to TRS in addition to the other charges provided under this Agreement. If TRS's account becomes past-due, then Ryder may terminate providing fuel by giving TRS five (5) days written notice, regardless of whether Ryder places TRS in default of this Agreement pursuant to
Section 13 below. If TRS purchases fuel from sources other than Repair Facilities, TRS will be responsible for the charges for all such fuel.

4.   WARRANTY ADMINISTRATION

          TRS will pay Ryder for all Repairs without regard to whether such Repairs are subject to a manufacturer's or other vendor's warranty. Ryder will, as TRS's agent, administer and process TRS's warranty claims against original equipment manufacturers and other providers of rebuilt components (for purposes of this Section 4, each shall be known as an "OEM") for (i) Repairs to the Vehicles performed by Ryder, (ii) as may be requested by TRS, repairs and maintenance to the Vehicles performed by a third party repair facility that is authorized, certified, and approved

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

by the OEM to perform such repairs and maintenance, and (iii) tires (subject to clause 2A(ii) above) and warranted rebuilt components Ryder removes from Vehicles as damaged, malfunctioning or worn beyond limits (collectively, "Warranty Administration Services"); provided, however, (a) that TRS provides
                                     -------   -------
Ryder with all documents, information, and other assistance requested by Ryder for the performance of the Warranty Administration Services, (b) that Ryder's obligation to provide service under this Section 4 is subject to continuing permission from the OEM for Ryder to process such claims for TRS. TRS hereby appoints Ryder as its agent to perform the Warranty Administration Services and to collect and receive the associated warranty proceeds during the term of this Agreement, which appointment shall terminate upon the expiration or termination of this Agreement as provided in the last paragraph of this Section 4. At Ryder's request, TRS shall execute and deliver to Ryder a limited power of attorney in a form mutually satisfactory to Ryder and TRS authorizing Ryder to perform the Warranty Ad ministration Services. Ryder shall permit TRS access to the electronic information system which Ryder uses to identify and assimilate warranty claims, so that TRS can provide electronically some or all of the information described in (a) above.

          All proceeds from warranty claims will initially be remitted to Ryder as TRS's agent. Each month, Ryder shall subtract from the proceeds an administrative fee for Ryder's performance of the Warranty Administration Services in an amount equal to * of the total warranty proceeds actually paid to Ryder during that month. Ryder shall remit the balance * of the warranty proceeds actually paid to Ryder during that month) to TRS, provided, however,
                                                           --------  -------
that Ryder reserves the right to offset such balance against any unpaid invoiced charges under this Agreement or any past due charges under any other Service Agreement. This process of offset and remission shall occur within ten (10) Business Days (M-F) after the end of the month.

          TRS may terminate all of Ryder's services under this Section 4 at any time upon ninety (90) days prior written notice to Ryder.

5.   RECORD KEEPING

          TRS shall be solely and exclusively responsible for the Vehicles' maintenance records and all matters related thereto, including, but not limited to, the storing, updating, and maintenance thereof, except that Ryder shall have the liability of a bailee for such records in Ryder's possession.

          Ryder will keep such records for seven years unless sooner requested to turn those records over to TRS. This obligation shall survive the termination of this Agreement.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          TRS shall have the ability to print replica repair orders. If Ryder subcontracts repairs to third party maintenance providers, Ryder shall mail or otherwise deliver to TRS the documentation of repair from the third party.
Ryder shall also mail or otherwise deliver to TRS preventive maintenance check-offs completed on each Vehicle under the terms of this Agreement. In addition, at TRS's request, Ryder will assist TRS in locating, retrieving, copying and organizing warranty and maintenance Vehicle records in Ryder's possession (collectively, the "Record Keeping Services"). If such requests exceed ordinary course under Business practices in effect at the time of execution of this Agreement, Ryder may elect to charge TRS an administrative fee of Eighteen and no/100 Dollars Per Hour ($18.00/hour), plus copying costs of five cents per page ($.05/page) for performing the Record Keeping Services in excess of ordinary course.

          TRS shall have the right during normal business hours and with at least 48 hours advance notice to enter Repair Facilities to audit, inspect or copy maintenance records. TRS representatives may enter the shop area to observe Repairs, subject to compliance with Ryder shop floor policies and procedures and to the requirements of law, and in a manner which is not disruptive of work flow.

6.   REPAIR CHARGES; BILLING; PAYMENT TERMS; TAXES; CONFIDENTIALITY

          A.   REPAIR CHARGES.  Ryder will charge TRS for all Repairs on a
               --------------
repair-by-repair basis and for exterior vehicle washing at the rates set forth in the repair rate table set forth below:

                               REPAIR RATE TABLE

GOOD OR SERVICE                       RATE

Labor Performed by Ryder                 *  of Ryder's then-prevailing Internal
                                      Charge-Out Rate for labor at the Repair
                                      Facility performing the Repair; provided, however, that if Ryder changes its present methodology for calculating the Internal Charge-Out Rate, the parties shall amend this provision to adjust the * so that the effect of the change in methodology is counteracted.

Parts Provided by Ryder               Invoice Cost to Ryder District
(including parts provided
by Network Sales)

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Services and Goods Provided           Invoice Cost to Ryder District
and Performed by Third Party
Vendors retained by Ryder

Vehicle Washing                        *


          Ryder will use good faith efforts to acquire Fast Moving Parts through Network Sales and to make them available for Repairs.

          B.   BILLING AND PAYMENT TERMS.  Ryder shall invoice TRS weekly for
               -------------------------
all charges for Repairs performed during that week, according to the number of Repair Hours associated with each Repair, which invoice shall be accompanied by reasonable documentation or explanation supporting such charges, and TRS shall pay Ryder, as to time periods within the first year following the date hereof, no later than thirty (30) days after each invoice date, and as to all subsequent periods, no later than fifteen (15) days after each invoice date. All payments hereunder shall be without deduction (except for charges billed in error), set off, recoupment or counterclaim. In the case of charges believed to be billed in error, TRS shall timely pay the undisputed portion of the invoice, and on or before the due date for payment of the charges ("Due Date"), TRS shall notify Ryder in writing of the portion believed to be billed in error and give Ryder an explanation, in reasonable detail, of the reasons for its belief. The due date for these disputed sums shall then be extended for ten (10) days (or such later time as both parties agree in writing) from the Due Date to give the parties time to negotiate resolution of the dispute, which both parties will do in good faith.

          All charges shall conclusively be presumed correct unless Ryder receives notice within one hundred eighty (180) days of the invoice date.

          All overdue amounts shall bear interest at a rate equal to the lower of: (i) ten percent (10%) per annum or (ii) the highest rate permitted by law ("Past Due Interest").

          C.   LETTER OF CREDIT.  TRS shall obtain and maintain a letter of
               ----------------
credit, in favor of Ryder, in the amount of two and one-half million dollars ($2,500,000.00), the issuer or confirming bank of which will be a bank reasonably acceptable to Ryder and the terms of which shall be substantially in accordance with the form attached hereto as Exhibit B (the "Letter of Credit"), which may be drawn by Ryder in the event of a Material Breach by TRS under clause 13.A(i) of this Agreement or any of the other agreements between the parties of even date herewith entitled Administrative Services Agreement, MIS Support Agreement or Used Truck Sales Agreement, as any of them may be amended from

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

time to time, or as otherwise provided in Schedule 9.6(c) of the Asset Purchase Agreement. Such Letter of Credit shall be for a term of at least one year. One master $2.5 million letter of credit which complies with the terms of this paragraph shall constitute the Letter of Credit under each of the foregoing listed agreements ("Support Agreements"). TRS shall be obligated to promptly replace the Letter of Credit or restore it to its full amount, respectively, should Ryder draw such Letter of Credit in full or in part due to the occurrence of a Material Breach under this Agreement.

          Notwithstanding the foregoing, TRS may terminate, or not renew, the Letter of Credit after the first anniversary of the date hereof, if it is not in default of this Agreement at such time; provided, however, that should TRS, after such time either (i) commit a Material Breach of this Agreement due to failure to pay charges due hereunder or under any Support Agreement (except if prevented by a force majeure under Section 16.K below) or (ii) twice within a twelve-month period fail to timely pay charges due hereunder or under any Support Agreement (except if prevented by a force majeure under Section 16.K below, then TRS shall again be obligated to obtain and maintain the Letter of Credit pursuant to the first two sentences of the previous paragraph, and to promptly replace the Letter of Credit or restore it to its full amount, respectively, should Ryder draw such Letter of Credit in full or in part due to the occurrence of a Material Breach under this Agreement. If, however, during the following twelve months TRS timely pays all charges coming due hereunder, and is not at such time otherwise in default of this Agreement, or in bankruptcy, then TRS may again terminate, or not renew, the Letter of Credit, and TRS's obligations hereunder to maintain the Letter of Credit shall cease, subject to the last stated proviso above.

          D.   FINANCIAL STATEMENTS.  TRS agrees to provide Ryder with the
               --------------------
following financial statements and information on a quarterly basis (or upon Ryder's reasonable request from time to time for the purpose of evaluating the creditworthiness of TRS: (1) TRS's combined Balance Sheet in the form set forth in Exhibit C; (ii) TRS's Combined Statement of Earnings in the form set forth in Exhibit D; (iii) TRS's Interest Coverage Ratios; and (iv) TRS's Debt-to-Equity Ratio. Such information shall be provided to Ryder's credit department and shall not be disseminated beyond such department except to the Controller of Ryder and the Chief Financial Officer of its parent company.

          E.   TAXES.  TRS shall be responsible and pay for all fees and taxes
               -----
accruing, arising, or imposed on services performed under this Agreement, including, but not limited to, sales tax, provided, however, that TRS shall not be responsible for any net income, gross income or similar taxes imposed on Ryder.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          F.   CONFIDENTIALITY.  Ryder and TRS agree to keep, and to cause each
               ---------------
of its affiliates, directors, officers, and employees to keep, confidential any and all confidential information of the other party that it receives in the course of performing its obligations hereunder (except that such information may be shared, on a confidential basis, with the party's attorneys and auditors) and will not without the other party's written consent, use any of such confidential information except as reasonably necessary to perform its duties under this or another of its agreements with the other party. Upon termination of this Agreement, each party will return, and will cause its affiliates to return, to the other party, all original documents and copies of the confidential information which are in its possession.

7.   NOTICE OF HAZARDOUS ACTIVITY

          TRS shall advise Ryder in writing, each time prior to requesting Repair of a Vehicle, if TRS uses that Vehicle, for, or knows that since the last Repair by Ryder it has rented the Vehicle to a customer who is in the business of, transporting hazardous materials in a quantity which requires placarding by the United States Department of Transportation or transporting any radioactive, biological, or medical waste, (in each case, a "Hazardous Activity") and in each case TRS shall identify the substance. Ryder shall have the right to refuse to perform Repairs on such Vehicle without penalty hereunder.

8.   INSURANCE

          A.   TYPES OF INSURANCE PROVIDED.  During the Term,  *  will maintain
               ---------------------------
the types of insurance, in the coverage limits, listed in the insurance policy schedule set forth below (each, an "Insurance Policy"):

                           INSURANCE POLICY SCHEDULE

TYPE OF INSURANCE POLICY       COVERAGE LIMITS

Standard Automobile Liability  *
Insurance Policy (the "Auto-   Per Occurrence with an excess
mobile Liability Insurance     layer of at least  *
Policy")

Commercial General Liability       *
Insurance Policy with Broad
Form Contractual Liability
Insurance Coverage (the
"CGL Insurance Policy")

Workers Compensation           Statutory

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Employer's Liability               *

In the event that any Insurance Policy provides coverage on a "claims made" form rather than on an occurrence form, * shall cause the coverage provided by each such policy to be kept in place for a period of * after the effective date of termination or expiration of this Agreement.

          TRS may   *  .

          B.   INSURANCE POLICY REQUIREMENTS.
               -----------------------------

          1.   Each liability Insurance Policy shall:

               (a)  be written by an insurance company reasonably acceptable to
     * (it being understood that an insurance company rated A- or better by A.M. Best & Company is acceptable);

               (b) name * as an insured, and be amended to name * , its employees, officers, directors, contractors, agents and affiliates (each an "Additional Insured") as additional insureds as their interests may appear;

               (c) provide that if such insurance is cancelled, or any material change is made in the coverage which affects the interest of any Additional Insured, such cancellation or change shall not be effective as to the Additional Insured for ten (10) days after receipt by the Additional Insured of written notice from such insurers of such cancellation or change;

               (d) be primary and without right of contribution from any other insurance which is carried by, or otherwise available to, any Additional Insured;

               (e) provide that in respect of the interests of any Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of * or any other Person and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by * or any other Person;

               (f) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured; and

               (g) in accordance with the terms and conditions of the contractual liability coverage provided by such

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     Insurance Policy, insure the obligations of * to indemnify the Additional Insureds hereunder.

The first * of automobile liability insurance and general liability insurance shall each be on an occurrence form. The first * of automobile liability insurance shall not be subject to any annual aggregate limit of liability.

          2. Each liability Insurance Policy and any all-risks Insurance Policy of * which covers vehicles shall waive any rights of subrogation against the Additional Insureds.

          C.   PROOF OF INSURANCE.  At least once a year, from time to time at
               ------------------
* request, and any time a new policy is to go into effect, * shall provide * with insurance certificates and other evidence, reasonably satisfactory to * , that the benefits and coverage required by this Section 8 are in full force and effect. The certificate shall describe the perils covered by each policy of insurance then in force, identify the insurer or insurers with which such policies of insurance are carried and maintained, specify the amounts of insurance coverage provided against each such peril, and describe the provisions contained in such policies of insurance so as to evidence compliance with the requirements of this Article 8. * shall have no duty to examine such insurance certificates or the Insurance Policies to verify compliance. * shall provide a copy of its insurance policies to * promptly following request therefor.

9.   INDEMNIFICATION  *

          Notwithstanding anything in this Agreement to the contrary, and  *
shall release, indemnify, defend and hold harmless   *  , its affiliates,
directors, officers, employees, agents, subcontractors and assigns of each (the
* ) from and against any and all claims, liabilities, damages, losses, costs, expenses (including, without limitation forum costs and reasonable attorneys' fees, fines and penalties), related to claims of third parties for (including but not limited to claims of * employees and agents) injury to or death of any person or loss of or damage to any property or otherwise (collectively, "Third Party Claims"), arising out of the ownership, repair, inspection, maintenance, use or operation of any Vehicle, including any such Third Party Claim which is caused by the negligence of the * Indemnified Parties in performing or failing to perform the Repairs but not in any event to the extent of the gross negligence or willful misconduct of the * Indemnified Parties in performing or failing to perform Repairs.

          * SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS THE * FROM AND AGAINST ANY AND ALL THIRD PARTY CLAIMS ARISING OUT OF THE * .

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.  NO CONSEQUENTIAL DAMAGES

          NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR, AND EACH PARTY WAIVES AND RELEASES THE OTHER FROM (AND AS TO RCTR'S DAMAGES, TRS INDEMNIFIES AND HOLDS HARMLESS THE RYDER INDEMNIFIED PARTIES FROM), ANY AND ALL INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOSS OF USE OR BUSINESS INTERRUPTION, WHETHER SUSTAINED BY TRS, RYDER OR ANY OTHER PERSON, EVEN IF SUCH DAMAGES ARE FORESEEABLE BUT NOT IF THEY ARE DIRECT DAMAGES.

11.  NOTICE OF MAJOR INCIDENT

         If a Major Incident occurs involving any Vehicle, * agrees to promptly notify *, provide * with copies of any reports that * has provided to * insurer or any governmental agency, and to assist * and the insurer in any investigation of the incident which * or the insurer wishes to undertake.

12.      *  WARRANTIES

          *

          * Ryder shall have no liability for any failure or delay in delivery of any part by any manufacturer or for the breach of any representation or warranty by the manufacturer of any vehicle or any component part thereof.

13.  DEFAULT

          A.   DEFAULT PROCEDURE.  If at any time any party is in Material
               -----------------
Breach of this Agreement, then in addition to all other rights and remedies available under applicable law or in equity, the other party shall have the right to terminate this Agreement without further notice or demand. "Material Breach" shall mean (i) as to a failure of payment, that full payment has not been received within five (5) days after the owing party's receipt of written notice that the payment was due, (ii) as to any other type of failure, a material failure or performance of a party's obligations under this Agreement if such failure remains uncured thirty (30) days after receipt of written notice of the failure, and (iii) as to TRS, failure to cause the replacement or restoration of the Letter of Credit, as applicable, within five (5) days following its complete or partial draw due to the occurrence of a Material Breach hereunder except, as to (i), (ii) or (iii) above, if prevented by a force majeure under Section 16.K below.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          B.   BANKRUPTCY AND INSOLVENCY.  This Agreement shall automatically
               -------------------------
terminate, without notice required, upon the occurrence of any of the following events: (i) the other party voluntarily enters into proceedings in bankruptcy or insolvency; (ii) the other party shall make an assignment for the benefit of credits; (iii) a petition shall be filed against the other party under a bankruptcy law, a corporate reorganization law, or any other law for the relief of debtors (or similar law in purpose or effect) and such petition shall not have been dismissed within sixty (60) days; or (iv) the other party enters into liquidation or dissolution proceedings.

          C.   DRAWS ON LETTER OF CREDIT.  Subject to the provisions of the
               -------------------------
next paragraph, in the event of Material Breach by TRS pursuant to clause (i) of
Section 13A, Ryder may draw from the Letter of Credit, without court proceeding, order or otherwise, such sums to which Ryder is entitled due to TRS's Material Breach, and Ryder shall apply such sums against such entitlement. If the application of such sums is sufficient to cure the Material Breach, including Past Due Interest owed to date of draw, then the Material Breach shall be deemed cured and Ryder shall not terminate this Agreement due to such Material Breach; if the application of such sums is not sufficient for such purpose, then Ryder may terminate this Agreement due to the Material Breach pursuant to Section 13A. It is agreed, however, that if it shall later be determined by a court of competent jurisdiction or by mutual agreement of the parties that TRS did not in fact owe Ryder all of the sums drawn from the Letter of Credit, then Ryder shall return those sums not owed with interest thereon computed at the same annual rate of interest as set forth above in the definition of "Past Due Interest."

          If and to the extent a failure of payment by TRS arises from an assertion by TRS, timely disputed pursuant to Section 6.B above, that Ryder did not perform a service billed to TRS, then Ryder shall not be entitled to draw the Letter of Credit with respect to such failure of payment until the later of
(i) such time as Ryder would be entitled to draw the Letter of Credit under the preceding paragraph, (ii) fifteen Business Days after the date Ryder notifies TRS in writing that Ryder has investigated the dispute and that its records or its personnel confirm the service to have been performed and has offered TRS access to such records or personnel or (iii) such date as Ryder and TRS mutually agree in writing. It is agreed that the foregoing sentence does not apply to a dispute over the quality or conformity of the service or to any attempt by TRS to set off another matter against Ryder's invoice.

          D.   ATTORNEY'S FEES.  In the event either party resorts to
               ---------------
litigation, arbitration or other proceeding to enforce its rights under this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and expenses.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

14.  NONSOLICITATION OF EMPLOYEES

          During the Term and for a period of six months thereafter, TRS shall not solicit any employees of Seller who perform services hereunder or who manage the performance of those services without the prior express written consent of Ryder's District Manager for the district in which the employee works.

15.  RELATIONSHIP OF THE PARTIES

          Except as specifically set forth in Paragraph 4 with respect to the Warranty Administration Services, it is expressly understood and agreed that in rendering the Services hereunder, Ryder is acting as an independent contractor and that this Agreement does not constitute either party as an employee, partner, joint venturer, agent or other representative of the other party for any purpose whatsoever. Neither party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name of or for the account of the other party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other party, or to bind the other party in any manner whatsoever, or hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other party in any manner whatsoever (except as to any actions taken by either party at the express written request and direction of the other party).

16.  MISCELLANEOUS

          A.   CUMULATIVE AND NON-EXCLUSIVE RIGHTS AND REMEDIES.  The parties'
               ------------------------------------------------
rights and remedies under this Agreement are non-exclusive and are cumulative with its rights and remedies at law or in equity.

          B.   COUNTERPARTS.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this section, provided receipt of copies of such counterparts is confirmed.

          C.   GOVERNING LAW; JURISDICTION AND FORUM.  (a)  This Agreement shall
               -------------------------------------
be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof, except for matters of Florida corporate law, as to which such law shall apply.


*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          (b) Ryder and TRS herby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding arising out of this Agreement or the transactions contemplated hereby. Ryder and TRS hereby irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          (c) By the execution and delivery of this Agreement, TRS (i) irrevocably designates and appoints Jay Alix & Associates ("JA&A"), 575 Fifth Avenue, New York, New York 10017, as its authorized agent upon which process may be served in any action or proceeding arising out of or relating to this Agreement so long as JA&A maintains a place of business at an address in New York City; provided that TRS may at any time designate and appoint in lieu of JA&A The Corporation Trust Company ("CTC") care of CT Corporation System, at
                                     ---
1633 Broadway, 23rd floor, in the City of New York, County of New York, State of New York to so serve, (ii) submits to the personal jurisdiction of any state or federal court in the State of New York in any such action or proceeding, and
(iii) agrees that service of process upon CTC shall be deemed in every respect effective service of process upon TRS in any such action or proceeding. TRS further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

          D.   ENTIRE AGREEMENT.  This Agreement and the Schedules and Exhibits
               ----------------
hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon anyone not a party hereto any rights or remedies hereunder.

          E.   NOTICES.  All notices shall be in writing and delivered
               -------
personally or sent by nationally recognized overnight delivery service (e.g., Federal Express) or registered or certified mail, return receipt requested, to the appropriate address set forth below. Notices to Ryder shall be addressed to:

               Ryder Truck Rental, Inc.
               3600 N.W. 82nd Avenue
               Miami, Florida  33166
               Attention:  President

               with a copy to:

               Ryder System, Inc.
               3600 N.W. 82nd Avenue


*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

               Miami, Florida  33166
               Attention:  General Counsel

or at such other address and to the attention of such other person as Ryder may designate by written notice to TRS. Notices to TRS shall be addressed to:

               Ryder TRS, Inc.
               c/o Questor Management Company
               4000 Town Center, Suite 530
               Southfield, Michigan  48075
               Attention:  President

               with a copy to:

               Ryder TRS, Inc.
               8669 N.W. 36th Street
               Miami, Florida  33166
               Attention:  Gerald R. Riordan

               Willkie Farr & Gallagher
               153 East 53rd Street
               New York, New York  10022
               Attention:  Thomas M. Cerabino, Esq.

or at such other address and to the attention of such other person as TRS may designate by written notice of Ryder.

          F.   SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither party may assign this Agreement without the prior consent of the other party. Notwithstanding the foregoing:
(1) TRS may assign this Agreement, upon 10 days prior notice to and without the consent of Ryder, to a party who purchases or acquires, as a going concern, the business of TRS or all or substantially all of TRS's assets, provided, however, that any assignee of this Agreement must (a) agree with Ryder, in writing, to be bound by the terms and provisions hereof, (b) have a debt/equity ratio as good as, TRS's at the time of execution hereof, (c) be the assignee of the competition provisions in Section 6.2(d) of the Asset Purchase Agreement and the following agreements defined in the Asset Purchase Agreement (to the extent such agreements are still existing at the time of such assignment): (i) the Copyright License Agreement, (ii) the Software License Agreement, (iii) the Trademark Agreement, (iv) the Administrative Services Agreement, (v) the Dealer Agreement, (vi) the Dealer Agreement and (vii) the Used Truck Sales Agreement, and (d) not be one of the parties set forth in paragraph number 8 on Schedule 3 of the Trademark Agreement, (2) Ryder may assign this Agreement upon 10 days prior notice to and without the consent of TRS, to a party who purchases or acquires as a going concern, the business of


*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Ryder or all or substantially all of Ryder's assets, provided, however, that any assignee of this Agreement must (a) agree with TRS, in writing, to be bound by the terms and provisions hereof, and (b) have a debt/equity ratio as good as, Ryder's at the time of execution hereof. TRS may assign its rights hereunder to any lenders which provide financing to TRS for the purpose of con summating the transactions contemplated under the Asset Purchase Agreement, or refinancing any such financing, including any successors thereto.

          G.   HEADINGS; DEFINITIONS.  The headings contained in this Agreement
               ---------------------
are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          H.   AMENDMENTS AND WAIVERS.  This Agreement may not be modified or
               ----------------------
amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          I.   INTERPRETATION; ABSENCE OF PRESUMPTION.  This Agreement shall be
               --------------------------------------
construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          J.   SEVERABILITY.  Any provision hereof which is invalid or
               ------------
unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

          K.   FORCE MAJEURE.  Neither party shall be liable for its failure or
               -------------
delay in fulfilling its obligations here, if such failure or delay is caused by fire, flood, weather conditions or other Acts of God, invasions, insurrections, riots, closing of the public highways, delays or failures of manufacturer or distributor in providing parts, strike, lockout or other labor dispute, civil unrest, war or any other reason beyond the reasonable control of the party. In the case of strikes, lockouts or other labor disputes, it is understood that such event is beyond the reasonable control of the party suffering the event unless and until the party is able to resolve it in a manner which such party deems reasonable and appropriate.


*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                            (CONTINUED ON NEXT PAGE)



*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     IN WITNESS WHEREOF, the parties have caused this Maintenance Agreement to be executed by their duly authorized officers as of the date first written above.

Ryder Truck Rental, Inc.            Ryder TRS, Inc. (f/k/a
("Ryder")                           RCTR Holdings, Inc.)
                                    ("TRS")



BY:/s/ Dwight D. Denny        BY: /s/ Wallace L. Rueckel
   -------------------            ----------------------
Dwight D. Denny               Wallace L. Rueckel
Executive V.P.-Development    Senior Vice President & Treasurer


*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                 Schedule 1 to
                         Vehicle Maintenance Agreement
                         dated as of October 17, 1996
                          between Ryder TRS, Inc. and
                           Ryder Truck Rental, Inc.


CLOSING.  "Closing" shall mean the Closing as defined in the Asset Purchase
-------
Agreement.

FAST MOVING PARTS.  "Fast Moving Parts" shall mean Vehicle parts and components
-----------------
which are necessary in order to accomplish an "A", "B" or "C" PM as those preventive maintenance inspections are currently defined, not including follow-up repair work which might be discovered to be needed during the inspection component of such PMs.

HIGH VOLUME LOCATION.  A "High Volume Location" shall mean a Repair Facility at
--------------------
which, during the previous calendar year, the total labor hours for inspections, maintenance, and repairs performed for TRS or Ryder's Consumer Truck Rental Division taken in the aggregate comprised at least twenty-five percent (25%) of the total labor hours performed for all inspection, maintenance, and repairs.

INTERNAL CHARGE-OUT RATE FOR LABOR.  "Internal Charge-Out Rate for labor" shall
----------------------------------
mean the blended labor rate at a Repair Facility which is identified by such name in Ryder's inter-district accounting systems, is inclusive of benefits and is the basis of charges to other Ryder branches for repair of their vehicles.

MAJOR INCIDENT.  "Major Incident" shall mean:
--------------

     --   Vehicular incident involving permanent or expected total disability, loss of limb, or multiple hospitalizations

     --   explosion, fire, or accident resulting in physical damage in excess of
   $500,000

     --   Vehicular accident involving a fatality

     --   any event involving Vehicles likely to receive significant media attention

REPAIR FACILITY(IES).  "Repair Facility(ies)" shall mean the repair facilities
--------------------
listed on Exhibit A attached hereto and incorporated herein, each of which is located within the Ryder Commercial Leasing Districts (each a "Ryder District") shown on Exhibit A.

REPAIR HOUR(S).  "Repair Hour(s)" shall mean each labor hour actually provided
--------------
by Ryder or one of Ryder's subcontractors in


*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

performing the Repairs as opposed to the number of labor hours for those Repairs prescribed by the time standards in Ryder's Shop Management System. It does not include labor provided at Service Centers.

REQUIRED NOTICE.  "Required Notice" shall be given for removal of a Repair
---------------
Facility as a provider of Repairs, or a reduction in annualized average Repair Hours at a Repair Facility in excess of Two Thousand (2,000) labor hours that is reasonably likely to be permanent, and shall mean (i) sixty (60) days prior written notice (ninety (90) days prior written notice for a High Volume Location).

          Furthermore, the parties shall use reasonable good faith efforts to notify each other of any lesser reductions in Repair Hours at a Repair Facility which are not de minimis and are reasonably likely to be permanent.

RYDER.  For purposes of Sections 8, 9 and 10 hereof, "Ryder" shall mean
-----
(individually and collectively) Ryder as defined above, its affiliates, employees, directors, agents and contractors.

SERVICE CENTERS.  "Service Centers" shall mean the following facilities:
---------------

          INDIANAPOLIS SERVICE CENTER
          ---------------------------
          4709 W. 96th Street
          Indianapolis, Indiana

          DALLAS SERVICE CENTER
          ---------------------
          5125 Cockerell Hill Road
          Dallas, Texas

          ATLANTA SERVICE CENTER
          ----------------------
          6802 Buford Highway
          Doraville, Georgia

          PENNSBURG SERVICE CENTER
          ------------------------
          2703 Geryville Pike
          Pennsburg, Pennsylvania


*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.